Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the following Registration Statements of Mullen Automotive, Inc.:

(1) Form S-3 (No. 333-262093, No. 333-263880, No. 333-266583, No. 333-267502, No. 333-267913 and 333-268497),

(2) Form S-8 (No. 333-195476, No. 333-208364, No. 333-212277, No. 333-221082, No. 333-228647, No.  333-236719, No. 333-252767 and No. 333-260793),

(3) Form S-8 (No. 333-262110, No. 333-266787 and No. 333-267417),

of our report dated November 21, 2022 with respect to the financial statements of Bollinger Motors, Inc. which appears in this Current Report on Form 8-K/A of Mullen Automotive Inc. dated November 21, 2022.

/s/ Ernst & Young LLP

Detroit, Michigan

November 21, 2022